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                                                                  Exhibit 99



[ANHEUSER BUSCH logo]                                                   News



For more information, contact
Loren Wassell (314) 577-0733


FOR IMMEDIATE RELEASE
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                          ANHEUSER-BUSCH WELCOMES
                          -----------------------
                     BERKSHIRE HATHAWAY AS A SHAREHOLDER
                     -----------------------------------


         ST. LOUIS, April 21, 2005 - Anheuser-Busch has recently learned that Berkshire Hathaway Inc. has become a significant shareholder, based on information available to the company. Anheuser-Busch welcomes Berkshire Hathaway as a shareholder.

         Based in St. Louis, Anheuser-Busch Cos., Inc. is the leading U.S. brewer and holds a 50 percent share in Grupo Modelo, Mexico's leading brewer. The company also is one of the largest theme park operators in the United States, is a major manufacturer of aluminum cans and is the world's largest recycler of aluminum beverage containers.



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